                                                                   EXHIBIT 23.1


                             ACCOUNTANTS' CONSENT



The Board of Directors
American Communications Service's, Inc.:

We consent to incorporation by reference in the registration statements
(No. 333-35925, No. 333-40037, No. 333-41653 and No. 333-47155) on Form S-3 and
(No. 33-99964, No. 333-19089, No. 33-99964, No. 333-19089 and No. 333-43069)on
Form S-8 of American Communications Services, Inc. of our report dated
February 12, 1998, relating to the consolidated balance sheets of American Communications Service, Inc. and subsidiaries as of June 30, 1996 and December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended June 30, 1995 and 1996, the six months ended December 31, 1996, and the year ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-KSB of American Communications Services, Inc.



/S/ KPMG Peat Marwick LLP

Washington, DC
March 20, 1998